Exhibit 99.1

China TransInfo Launches Fleet Management Business in Hunan Province;
Announces Conference Call to Discuss Details

BEIJING, April 22 -- China TransInfo Technology Corp., (Nasdaq: CTFO), ("China TransInfo" or the "Company"), a leading provider of public transportation information systems technology and comprehensive solutions in the People's Republic of China ("PRC"), today announced that the Company launched its Fleet Management Service business in Hunan Province, following the official debut of its Information and Control System ("IC System") for the World Expo in Shanghai.

Early in 2010, China's Ministry of Transportation, in a joint effort with the Ministry of Public Security and the State Administration of Work Safety, began a major transportation initiative that would result in real-time monitoring, management and services of major commercial vehicles (including long-haul passenger vehicles, chartered vehicles for tourists, and vehicles carrying dangerous cargo). The Ministry leveraged the World Expo in Shanghai as the starting point for the IC System, which is designed to be expanded to 31 provinces throughout China.

As part of the IC System for the World Expo, China TransInfo successfully integrated existing monitoring platforms in 16 provinces to make them fully compatible with the national regulatory platform. In addition, the Company established monitoring platforms, GPS application platforms and management platforms for local transportation agencies in 12 provinces, including Hunan. Meanwhile, China TransInfo has participated in setting the national technology standard for related platforms and terminals.

China TransInfo plans to form a subsidiary in Hunan Province to provide end-to-end information technology and management services for major commercial vehicles based on the various platforms that the Company has established in the province. At the end of 2009, there are approximately 400,000 total commercial vehicles including 20,000 major commercial vehicles in Hunan. China TransInfo will initially target to services to major commercial vehicles and gradually expand its service coverage for all commercial vehicles in Hunan. The Company expects to charge a monthly service fee of approximately $7.30 (RMB 50) per vehicle.

"We are very excited to launch our Fleet Management Business in Hunan Province, representing an immediate source of recurring revenues for us," commented Mr. Shudong Xia, Chairman and Chief Executive Officer. "This marks the beginning of the monetization of our intense research & development projects in real-time transportation information technology during the past two years. Benefiting from our strong relationships with the leading authorities in China's transportation industry, valued brand equity in our key markets, and core competitive advantages, we are poised to leverage our initial experience in the fleet management business within Hunan Province to other major markets in China later this year. As our customer base expands over time, we will add other value-added services and logistics information services on these platforms, which can bring in incremental profits."

China TransInfo will host a conference call on Friday, April 23, 2010, at 8:30 a.m. Eastern Time to discuss its Fleet Management Business in more detail.

Mr. Shudong Xia, Chairman and Chief Executive Officer, Mr. Troy Mao, Chief Financial Officer, and Ms. Fan Zhou, Investor Relations Director, will host the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (877) 406-6165. International callers should dial (706) 902-4263. When prompted by the operator, enter conference pass code 705 809 13.

A replay will be available for 14 days starting on Friday, April 23, 2010, at 10:00 a.m. Eastern Time and can be accessed by dialing (800) 642-1687. International callers should dial (706) 645-9291. When prompted, enter conference pass code 705 809 13.

About China TransInfo

China TransInfo, through its affiliate, China TransInfo Technology Group Co., Ltd., (the "Group Company") and the Group Company's PRC operating subsidiaries, is primarily focused on providing transportation information services and comprehensive solutions based on Geographic Information System (GIS) technologies. The Company aims to become the largest transportation information products and comprehensive solutions provider, as well as the largest real time transportation information platform operator and provider in China. In addition, the Company is developing its transportation system to include Electronic Toll Collection technology. As the co-formulator of several transportation technology national standards, the Company owns software copyrights for 89 software products and has won 5 of the 10 model cases sponsored by the PRC Ministry of Communications. The Company's affiliation with Peking University provides the Company access to the University's GeoGIS Research Laboratory, including over 30 Ph.D. researchers. As a result, the Company is playing a key role in setting the standards for electronic transportation information solutions. For more information, please visit the Company's website at http://www.chinatransinfo.com .

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:
Ms. Fan Zhou, Investor Relations Director
China TransInfo Technology Corp
Email: ir@ctfo.com
Tel: +86-10-5169-1657

Investor Relations Contact:
Mr. Athan Dounis, Account Manager
CCG Investor Relations
Email: athan.dounis@ccgir.com
Tel: +1-646-213-1916

Mr. Crocker Coulson, President
CCG Investor Relations
Email: crocker.coulson@ccgir.com
Tel: +1-646-213-1915
Web: http://www.ccgirasia.com